UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Galaxy Enterprises Inc.

(Exact name of registrant as specified in its charter)

Wyoming	6531	86-1370102
(State or jurisdiction of Incorporation or organization)	Primary Standard Industrial Classification Code Number	IRS Employer Identification Number

1701 Charles Iam Court

Las Vegas, Nevada 89117

Telephone: 702-596-9628

(Address and telephone number of principal executive offices)

Galaxy Enterprises Inc.

1701 Charles Iam Court

Las Vegas, Nevada 89117

Telephone: 707-596-9628

(Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: as soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company: in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☐	Accelerated filer
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

i

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

SUBJECT TO COMPLETION, DATED OCTOBER 28, 2025

PROSPECTUS

GALAXY ENTERPRISES INC.

3,920,000 SHARES OF COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus for a period of up to two years from the effective date.

Our common stock is quoted on the OTC Pink Limited Market under the symbol GLEI. However, there has not been any trading volume since our stock was quoted. Our shares are not traded on any market or securities exchange.

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THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK.

See section entitled “Risk Factors” on pages 2 - 4.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling shareholders will sell our shares at prevailing market prices or privately negotiated prices ranging from $0.01 to $1.00. Our shares are quoted for trading on the OTC Markets’ Pink Limited Market under the symbol “GLEI”.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

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The Date Of This Registration Statement Is:  October 28, 2025

Table Of Contents

Summary	1
Risk Factors	2
There is substantial uncertainty as to whether we will continue as a going concern. If we discontinue operations, you will lose your investment.	2
Because we have not commenced business operations, we face a high risk of business failure.	2
The real estate management sector is extremely fragmented and competitive and we may not be able to compete successfully with existing competitors or new entrants in this market.	3
The Securities & Exchange Commission has charged our former auditor with aiding and abetting violations of securities laws. If our former auditor is found guilty, we may have to have our financial statements for fiscal 2023 reaudited, which would cause us to incur significant expenses.	3
We are an “emerging growth company” and we intend to take advantage of reduced disclosure and governance requirements applicable to emerging growth companies, which could result in our common stock being less attractive to investors.	3
Because we rely on our director to conduct our operations, our business will likely fail if we lose his services.	3
Because our director has other business interests, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.	4
We are a reporting issuer and incur public disclosure costs. If we are unable to absorb these costs, our business plan will fail.	4
If an active trading market for our common stock does not develop, shareholders may be unable to sell their shares.	4
A purchaser is purchasing penny stock which limits his or her ability to sell our stock.	4
Use Of Proceeds	5
Determination Of Offering Price	5
Dilution	5
Selling Shareholders	5
Plan Of Distribution	7
Description Of Securities	8
Interests Of Named Experts And Counsel	9
Description Of Business	9
Legal Proceedings	15
Market For Common Equity And Related Stockholder Matters	15
Financial Statements	16
Plan Of Operation	45
Available Information	46
Directors, Executive Officers, Promoters And Control Persons	47
Executive Compensation	48
Security Ownership Of Certain Beneficial Owners And Management	48
Certain Relationships And Related Transactions	49
Disclosure Of Commission Position Of Indemnification For Securities Act Liabilities	49

Summary

PROSPECTIVE INVESTORS ARE URGED TO READ THS PROSPECTUS IN ITS ENTIRETY. THE FOLLOWING SUMMARY IS NOT COMPLETE AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. ALL FINANCIAL INFORMATION IS STATED IN UNITED STATES DOLLARS UNLESS OTHERWISE SPECIFIED. OUR FINANCIAL STATEMENTS ARE PREPARED IN ACCORDANCE WITH ACCOUNTING PRINCIPALS GENERALLY ACCEPTED IN THE UNITED STATES.

We intend to commence business operations by offering real estate management services for clients that focus on cost-efficient operations and tenant retention on a range of properties including residential housing and Class A, B, and C office space, as well as industrial, manufacturing, retail, and warehousing facilities. We also intend to provide our clients with real estate consulting services, including market analysis and modeling, market forecasts, lease and asset management, site selection, feasibility studies, sales and exit strategies, strategic planning, organizational design, capital management, and research services. We intend to commence operations in the Las Vegas, Nevada area due to the significant demand for real estate management services there and the proximity of our management team to that city.

From our incorporation on March 24, 2021 to July 31, 2025, we have incurred an accumulated deficit of ($116,662). To date, we have raised an aggregate of $83,400 through the sale of our common stock and received loans totaling $31,358 from our president. Proceeds from our sales of common stock and loans were used to fund the filing of our original registration statement and for working capital. Further losses are anticipated in the development of our business. As a result, our auditor has expressed substantial doubt about our ability to continue as a going concern.

Out common stock trades on the OTC Market’s Pink Limited Market. However, there is not a liquid trading market for our shares. If an active trading market does develop, it may not be sustained.

Our principal business office is located at 1701 Charles Iam Court, Las Vegas, Nevada 89117 and our telephone number is 702-596-9628. Our fiscal year end is July 31. We were incorporated on March 24, 2021 under the laws of the state of Wyoming.

The Offering:

Securities Being Offered	Up to 3,920,000 shares of common stock.

Offering Price	The selling shareholders will sell our shares at prevailing market prices or privately negotiated prices between $0.01 and $1.00.

Terms of the Offering	The selling shareholders will determine when and how they will sell the common stock offered in this prospectus.

Termination of the Offering

The offering will conclude when all of the 3,920,000 shares of common stock have been sold, the shares no longer need to be registered to be sold, or we decide at any time to terminate the registration of the shares at our sole discretion. In any event, the offering shall be terminated no later than two years from the effective date of this registration statement.

Securities Issued And to be Issued	4,170,000 shares of our common stock are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Summary Financial Information

Balance Sheet

	July 31, 2025	July 31, 2024	July 31, 2023
	(audited)	(audited)	(audited)
Cash	$185	$638	$758
Total Assets	$15,185	$15,638	$15,758
Liabilities	$48,448	$39,152	$19,138
Total Stockholders’ Equity	($33,262)	($23,514)	($3,379)

Statement of Comprehensive Loss

	Fiscal year ended July 31,
	2025	2024	2023
	(unaudited)	(audited)	(audited)
Revenue	0	0	0
Net loss	($9,748)	($20,135)	($7,651)

Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

There is substantial uncertainty as to whether we will continue as a going concern. If we discontinue operations, you will lose your investment.

We have incurred losses since our inception on March 24, 2021 resulting in an accumulated deficit of ($116,662 at July 31, 2025. Further losses are anticipated in the development of our business. As a result, there is substantial doubt about our ability to continue as a going concern. In fact, our auditors have issued a going concern opinion in connection with their audit of our financial statements for our three most recently completed fiscal years ended July, 31, 2025, 2024, and 2023. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months.

Our ability to continue as a going concern is dependent upon our ability to generate profitable operations in the future and to obtain the necessary financing to expand our business operations, market our services, and retain qualified employees.

Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

•our ability to attract and retain clients that will utilize of real estate management and consulting services;

•our success in retaining qualified staff that can provide our clients with the management services and consulting advice that they seek;

•our ability to successfully market and sell our services; and

•our ability to raise enough capital to fund the above steps in our business plan.

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and generating minimal revenues. We cannot guarantee that we will be successful in generating substantial revenues in the future. Failure to generate revenues will cause us to go out of business.

Because we have not commenced business operations, we face a high risk of business failure.

We have not yet commenced providing our real estate management and consulting services to our clients. Accordingly, we have no way to evaluate the likelihood that our business will be successful.  We were incorporated on March 24, 2021 and to date have been involved primarily in organizational activities. We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by development stage companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in establishing operations, marketing our services, and retaining qualified staff.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations.  If we are unsuccessful in addressing these risks, our business will most likely fail.

The real estate management sector is extremely fragmented and competitive and we may not be able to compete successfully with existing competitors or new entrants in this market.

The real estate management sector, including real estate consulting, is extremely fragmented and competitive. The sector includes large entities that provide services nationally, such as Greystar Real Estate Partners Lincoln Property Company, and CRBE Group, as well as real estate investment trusts and real estate developers that have in-house real estate management. There are also many well-established residential, commercial, and industrial property management companies that solely focus on the Las Vegas area.

Since the principal competitive factors in providing property management services are pricing, reputation, and quality of service, the fact that most of our competitors have greater financial resources, enjoy greater economies of scale, and have established reputations will make it more difficult for us to gain market share. We also expect to continue to face competition from new market entrants.  We may be unable to compete effectively with these existing or new competitors, which could have a material adverse effect on our financial condition and results of operations.

The Securities & Exchange Commission has charged our former auditor with aiding and abetting violations of securities laws. If our former auditor is found guilty, we may have to have our financial statements for fiscal 2023 reaudited, which would cause us to incur significant expenses.

The Securities & Exchange Commission has charged our former auditor, Olayinka Oyebola & Co. (Chartered Accountants), and its principal, Olayinka Oyebola, with aiding and abetting violations of the antifraud provisions of the federal securities laws. The SEC is seeking relief that includes, without limitation, potential civil penalties, as well as permanent injunctive relief, including an order permanently barring them from acting as an auditor or accountant for U.S. public companies or providing substantial assistance in the preparation of financial statements filed with the Securities & Exchange Commission. Such charges and such penalties, if imposed, may prevent us from relying on the audit report that Olayinka Oyebola & Co. provided with respect to our financial statements for the fiscal year ended July 31, 2023. If that occurs, our current auditor would have to audit these same financial statements, which would cause us to incur significant expenses. Please refer to the Securities & Exchange Commission’s press release available at https://www.sec.gov/newsroom/pressreleases/2024-157.

We are an “emerging growth company” and we intend to take advantage of reduced disclosure and governance requirements applicable to emerging growth companies, which could result in our common stock being less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 and we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile. We may take advantage of these reporting exemptions until we are no longer an emerging growth company, which in certain circumstances could be for up to five years.

Because we rely on our director to conduct our operations, our business will likely fail if we lose his services.

We depend on the services of our director for the future success of our business.  Our sole director, Gregory Navone will be responsible for accomplishing our business objectives and our success will be a result of the decisions he makes. The loss of the services of our director could have an adverse effect on our business, financial condition, and results of operations. There is no assurance that our director will not leave us or compete against us in the future, as we presently have no employment agreement with him. In such circumstances, we may have to recruit qualified personnel with competitive compensation packages, equity participation, and other benefits that may affect the working capital available for our operations. Even if we are able to find substitute personnel, it is uncertain whether they could successfully operate our business. We could fail without appropriate replacements.

Because our director has other business interests, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

Our director, Gregory Navone, will spend 50% of his business time providing his services to us. While he presently possesses adequate time to attend to our interests, it is possible that the time demands on him from his other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business.

We are a reporting issuer and incur public disclosure costs. If we are unable to absorb these costs, our business plan will fail.

Because we are a reporting issuer under United States securities laws, we are required to file public disclosure documents with the Securities & Exchange Commission including financial reports on Form 10-K and Form 10-Q, as well as current reports on Form 8-K. In order to prepare these forms, we incur legal, filing, accounting, and audit costs that result in an increase in general expenses. We estimate that the costs of this compliance will be approximately $10,000 per year. If we are unable to absorb these costs, we may be forced to cease operations.

If an active trading market for our common stock does not develop, shareholders may be unable to sell their shares.

Our shares of common stock are quoted for trading on the OTC Markets Pink Limited Market under the symbol “GLEI”. There is currently no active and liquid trading market for our common stock and we can provide no assurance that a market will develop. The Pink Limited Market is not eligible for proprietary broker-dealer quotations. All quotes in such a stock reflect unsolicited customer orders. Unsolicited-Only stocks have a higher risk of wider spreads, increased volatility, and price dislocations. Investors may have difficulty selling our stock as a result. If no active market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

A purchaser is purchasing penny stock which limits his or her ability to sell our stock.

The shares offered by this prospectus constitute penny stock under the Exchange Act. The shares will remain penny stock for the foreseeable future. “Penny stock” rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors, that is, generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with a spouse.  For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s written consent to the transaction prior to the purchase.

Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Consequently, the “penny stock” rules may restrict the ability of broker-dealers to sell our shares of common stock. The market price of our shares would likely suffer as a result.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements.  You should not place too much reliance on these forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the “Risk Factors” section and elsewhere in this prospectus.

Use Of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination Of Offering Price

The selling shareholders will sell our shares at prevailing market prices or privately negotiated prices between $0.01 and $1.00. Our shares of common stock trade on the OTC Markets’ Pink Limited Market under the symbol “GLEI”.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our other existing shareholders.

Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 3,920,000 shares of common stock offered through this prospectus. These shares were acquired from us in a private placement that was exempt from registration under Regulation D of the Securities Act of 1933 and was completed on June 7, 2021.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.the number of shares owned by each prior to this offering;

2.the total number of shares that are to be offered for each;

3.the total number of shares that will be owned by each upon completion of the offering; and

4.the percentage owned by each upon completion of the offering.

Name Of Selling Stockholder	Shares Owned Prior To This Offering	Total Number Of Shares To Be Offered For Selling Shareholders Account	Total Shares to Be Owned Upon Completion Of This Offering	Percentage of Shares owned Upon Completion of This Offering

Arleen Gibson	100,000	100,000	Nil	Nil
Anthony Gibson	100,000	100,000	Nil	Nil
Lisa Tavra	150,000	150,000	Nil	Nil
Dalven Robinson	150,000	150,000	Nil	Nil
Edward Locke	150,000	150,000	Nil	Nil
Myhajanique Allridge	125,000	125,000	Nil	Nil
Jim Roberts	150,000	150,000	Nil	Nil
Mardelia Virissmo	150,000	150,000	Nil	Nil
John Robinson	125,000	125,000	Nil	Nil
Ruth Page	100,000	100,000	Nil	Nil
Manuel Camacho	50,000	50,000	Nil	Nil
Brent Sims	80,000	80,000	Nil	Nil

- table continued

Name Of Selling Stockholder	Shares Owned Prior To This Offering	Total Number Of Shares To Be Offered For Selling Shareholders Account	Total Shares to Be Owned Upon Completion Of This Offering	Percentage of Shares owned Upon Completion of This Offering

Joel Silva	100,000	100,000	Nil	Nil
Jonathan West	150,000	150,000	Nil	Nil
Salim Rana	250,000	250,000	Nil	Nil
Jolly Sayaphone	50,000	50,000	Nil	Nil
Addune Sayaphone	50,000	50,000	Nil	Nil
Tim Klinger	50,000	50,000	Nil	Nil
Jesus Corchado	50,000	50,000	Nil	Nil
Jose Valenzuela	50,000	50,000	Nil	Nil
Christian Martinez	50,000	50,000	Nil	Nil
Lorene Sines	125,000	125,000	Nil	Nil
James Cena	150,000	150,000	Nil	Nil
Janet Cena	150,000	150,000	Nil	Nil
Shawn Lafayette	50,000	50,000	Nil	Nil
Stephen M. Stone	90,000	90,000	Nil	Nil
Linda Blake	150,000	150,000	Nil	Nil
Brett Wolcott	50,000	50,000	Nil	Nil
Annalee Silva	50,000	50,000	Nil	Nil
Freddie Broadus	75,000	75,000	Nil	Nil
Shawn Clem	150,000	150,000	Nil	Nil
Stephen Kopolow	150,000	150,000	Nil	Nil
Arturo Pradera	150,000	150,000	Nil	Nil
Joseph Capelli	150,000	150,000	Nil	Nil
Kurt Strakaluse	100,000	100,000	Nil	Nil
James Shaw	100,000	100,000	Nil	Nil

The named parties beneficially own and has sole voting and investment power over all shares or rights to these shares.  The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.

None of the selling shareholders:

(1)has had a material relationship with us other than as a shareholder at any time within the past three years; or

(2)has ever been one of our officers or directors.

Plan Of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions. There are no arrangements, agreements or understandings with respect to the sale of these securities.

The selling shareholders will sell our shares at prevailing market prices or privately negotiated prices between $0.01 and $1.00. Our shares of common stock are quoted on the OTC Markets’ Pink Limited Market under the symbol “GLEI”. The shares may also be sold in compliance with the Securities and Exchange Commission’s Rule 144.

If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. If these shares being registered for resale are transferred from the named selling shareholders and the new shareholders wish to rely on the prospectus to resell these shares, then we must first file a prospectus supplement naming these individuals as selling shareholders and providing the information required concerning the identity of each selling shareholder and he or her relationship to us. There is no agreement or understanding between the selling shareholders and any partners with respect to the distribution of the shares being registered for resale pursuant to this registration statement.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.Not engage in any stabilization activities in connection with our common stock;

2.Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

*contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

*contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements

*contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask price;

*contains a toll-free telephone number for inquiries on disciplinary actions;

*defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

*contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with:

*bid and offer quotations for the penny stock;

*the compensation of the broker-dealer and its salesperson in the transaction;

*the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

*monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Description Of Securities

General

Our authorized capital stock consists of 100,000,000 shares of common stock at a par value of $0.0001 per share.

Common Stock

As of October 27, 2025, there were 4,170,000 shares of our common stock issued and outstanding that are held by 37 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We do not have an authorized class of preferred stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Interests Of Named Experts And Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, an interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Fuller Law Practice has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus and the registration statement have been audited by LAO Professionals with respect to the fiscal years ended July 31, 2025, 2024, and 2023, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Description Of Business

Overview

We intend to commence business operations by offering real estate management services for clients that focus on cost-efficient operations and tenant retention on a range of properties including residential housing and Class A, B, and C office space, as well as industrial, manufacturing, retail, and warehousing facilities. We also intend to provide our clients with real estate consulting services, including market analysis and modeling, market forecasts, lease and asset management, site selection, feasibility studies, sales and exit strategies, strategic planning, organizational design, capital management, and research services. We intend to commence operations in the Las Vegas, Nevada area due to the significant demand for real estate management services there and the proximity of our management team to that city.

We were only incorporated on March 24, 2021 and have not commenced pursuing our business plan because we have been focused on raising the initial capital to fund our business operations. From our incorporation on March 24, 2021 to April 30, 2025, we have incurred an accumulated deficit of ($113,451

Anticipated Services

We intend to provide clients with two principal types of services: (1) property management; and (2) property consulting.

Property Management Services

As property managers, the services that we intend to provide to owners of residential, commercial, and industrial properties include:

•completing an initial evaluation of properties and working with the owners to determine a target rental or lease rate;

•gathering comparable rental and lease rates in the area of the properties;

•reviewing the properties to determine if any repairs or upgrades should be recommended to the owners to increase rental or lease value;

•gathering detailed information regarding the features of the properties, including interior and exterior photographs;

•discussing with the owners the policies that they would like to implement with respect to the rental or lease arrangements (e.g., acceptability of pets in a residential property; acceptable uses for commercial and industrial properties);

•marketing the properties for rent or lease by creating advertisements in various media including online, print, on-site signage, and fliers depending on the suitability of each medium for the type of property involved;

•answering potential tenant and lessee inquiries; meeting with them to view properties; and collecting applications and deposits;

•performing background and credit checks on prospective tenants and lessees;

•communicating with the property owners regarding prospective tenants and lessees;

•preparing and overseeing the execution of lease agreements;

•performing move-in inspections with tenants and lessees and having them execute a report verifying the condition of the property prior to the lease commencement date;

•collecting security deposits, rents, and lease payments;

•pursuing late payments and fees;

•where necessary, preparing the necessary paperwork to evict or commence an unlawful detainer action;

•performing periodic property inspections and providing the results of each inspection to the owner if there are concerns regarding the condition of the property;

•providing accounting services to document and record cash inflows and outflows, as well as related invoices, receipts, and payment information;

•preparing monthly cash flow statements and annual reports of financial results including required tax documents for the owners;

•overseeing maintenance and repairs on properties; and

•managing tenant and lessee move-out including inspections, damage assessment, and damage deposit returns.

We intend to generate revenue by charging owners a set monthly fee for our property management services, which will usually be based on a percentage of the revenue that a rented or leased property generates. Such fees will vary depending on the type of property involved, the amount of work that we will have to perform, and the rates that competitors charge for similar services.

Property Consulting Services

As property consultants, the services that we intend to provide include:

•preparing plans of action and evaluation for clients considering real estate acquisitions and development;

•interpreting relevant real estate market data concerning price, yield, market stability, investment risks and trends, regulation, and economic influences;

•searching public records for transactions such as sales, leases, and assessments;

•computing property values while considering factors such as depreciation, replacement cost, comparable properties, and income potential;

•obtaining county land values and sales information in support of value assessments;

•checking building codes and zoning bylaws that may impact appraisal and development;

•estimating building replacement costs using building valuation manuals and professional cost estimators;

•inspecting properties to evaluate construction, condition, features, and functional design;

•evaluating land and neighborhoods where properties are situated including assessing locations, trends, and pending changes that could influence present and developed land value;

•providing market analysis and modelling for properties, as well as market forecasts and research; and

•providing advice on site selection, feasibility studies, sales and exit strategies, strategic planning, organizational design, and capital management.

We intend to generate revenue by charging owners either an hourly rate for our services or a set price for certain service that we reach through negotiation with the clients. Initially, Gregory Navone, our director, will provide these services to clients. As our operations expand, we will need to retain additional staff in order to provide all of the above-noted services.

Demand for Property Management and Consulting Services

According to the University of Nevada – Las Vegas Center for Business and Economic Research’s 2019 report, the population of Clark County in which Las Vegas is situated is expected to grow from 2,284,616 residents in 2018 to approximately 2,719,000 residents in 2030, which represents a population increase of about 19% within that time frame. Cumming Corporation, an international construction management company that provides forecasts regarding construction trends in various jurisdictions, projects that the residential construction will increase in 2021 by almost 30% with multi-family rather than single-family residences driving this growth. However, the firm foresees that demand will outpace supply due to labor and supply chain constraints. These trends will likely increase demand for residential, commercial, and industrial real estate in the area, as well as increase demand for property management and consulting services.

Marketing Strategy

While we intend to offer our services to all sectors of the property management and consulting markets, we will initially focus on commercial real and multi-unit residential estate given our president’s experience in developing and operating shopping centers and apartment buildings in Las Vegas. We believe that we will be able to charge higher rates for our services in these sectors because they tend to generate relatively higher profit margins for owners and often require significant professional management and advice due to the large scale of construction and operations.

In order to reach our target market sectors, we intend to rely upon the real estate and other business relationships that our directors have established in the Las Vegas area and also focus our marketing efforts on our Internet presence, electronic brochures, and as our business develops, print media advertising. We believe that social media tools are critically important to building our brand and awareness of our business and will focus on online video advertising, client testimonials, and virtual tours of available properties that we manage. We also intend to select and place advertising on those social media platforms that will be effective in reaching our target clients.

Plan of Operations

Our plan of operations over the 12-month period is to establish and develop our business through the following steps:

1.We intend to commence operations in January 2026 by offering our property management and consulting services and developing our business brand. This will include marketing our services to existing contacts and referrals, establishing a corporate website and printed marketing materials including business cards and brochures. We estimate that the cost of these steps will be approximately $5,000 and that it will take us approximately two to three months to accomplish these tasks. Our president, Gregory Navone will be responsible for completing these objectives except that we will retain a web designer for the purpose of developing our corporate website that will describe the services that we offer, outline our experience in the sector and in the Las Vegas market, and provide potential clients with the ability to contact us to request services or ask questions about the services that we offer;

2.Once our website is operational, our directors will undertake the design and implementation of social media accounts on websites such as Facebook, Google Plus, and Twitter. We anticipate that this process will take approximately one to two weeks and will have negligible cost to us;

3.We will also market our services through our president’s attendance at any appropriate industry trade shows or real estate development forums. The costs that we will incur at trade shows and forums will depend on whether we are simply attendees at the shows or whether we rent space to market our services. We anticipate attending such shows periodically and spending about $10,000 in the next 12 months to do so;

4.Once our website and social media presences are operational, our directors will retain a web designer, or another consultant, to design an electronic brochure that will incorporate artwork and a logo and will include our mission statement, details of our services and experience, and contact information. As we develop a client list, we will distribute this electronic brochure via email to potential clients in accordance with applicable laws governing online solicitation. This may include the purchase of third-party client lists that contain the names of people that may be interested in the services that we provide. We anticipate that the design of the electronic brochure and related marketing efforts will cost approximately $10,000, which costs are included in our marketing and electronic promotion budget;

We expect that during the next 12 months, we will operate our business with each of our directors utilizing home offices in order to minimize costs. As our business expands, we intend to lease office space and hire office staff to deal with customers and potential renters and lessees. As our business develops, we may also expand our operations to other cities in Nevada and to other states. The most likely candidates for other operating locations in Nevada are Reno and Lake Tahoe due to their size and the demand for residential, commercial, and industrial real estate there. Any expansion to other states would likely focus first on the neighboring jurisdictions of California and Arizona. At least one of our directors would have to obtain a real estate brokers license in each of those states. Our president, Gregory Navone, previously held a real estate license in California, but no director has had a real estate license in Arizona.

Competition

The real estate management sector, including real estate consulting, is extremely fragmented and competitive.  The sector includes large entities that provide services nationally, such as Greystar Real Estate Partners Lincoln Property Company, and CRBE Group, as well as real estate investment trusts and real estate developers that have in-house real estate management. There are also many well-established residential, commercial, and industrial property management companies that solely focus on the Las Vegas area.

Since the principal competitive factors in providing property management services are pricing, reputation, and quality of service, the fact that most of our competitors have greater financial resources, enjoy greater economies of scale, and have established reputations will make it more difficult for us to gain market share. We also expect to continue to face competition from new market entrants.  We may be unable to compete effectively with these existing or new competitors, which could have a material adverse effect on our financial condition and results of operations.

Government Regulation

Nevada State Licensing Requirements

Under Nevada law, property management is considered to be a real estate activity requiring a real estate broker’s license. In order to lease, rent, list, collect rents, procure prospects, or negotiate, assist, or offer to perform any of those acts, he or she needs either a salesperson’s or broker’s license. In addition, he or she must obtain a property manager permit. No broker’s license is required if the property manager does not engage in leasing activities, or if they are strictly on-site managers. Currently, only Gregory Navone, our president, has a real estate broker’s license in Nevada.

He intends to apply for a property manager permit. In order to obtain a Nevada property management permit, a person must have a Nevada real estate license, attend an accredited 24-hour property management pre-permit course, and pass the Nevada property management state examination within one year of the date of application.

To obtain a license as a real estate salesperson in Nevada, one must complete 90 hours or six semester units of instruction in real estate principles, practices, and law that is given by an approved provider. Additionally, applicants must show proof of passing the national and Nevada state exam within one year of the application date. To obtain a license as a real estate broker in Nevada, a person must complete 64 semester units of instruction. The applicant must have been actively engaged as a full-time licensed real estate broker or salesman for at least two of the four years immediately prior to the issuance of a Nevada broker license and must pass the national and Nevada state exam within one year of the application date.

Nevada Revised Statute (“NRS”) 645 outlines various laws that apply to real estate brokers and salespersons. Among the duties that it imposes on those with a real estate license in Nevada include obligations to:

1.Not deal with any party to a real estate transaction in a manner which is deceitful, fraudulent or dishonest;

2.Exercise reasonable skill and care with respect to all parties to the real estate transaction;

3.Disclose to each party to the real estate transaction as soon as practicable (a) any material and relevant facts, data or information which licensee knows, or with reasonable care and diligence the licensee should know, about the property; and (b) each source from which licensee will receive compensation.

4.Abide by all other duties, responsibilities and obligations required of the licensee in law or regulations;

5.Exercise reasonable skill and care to carry out the terms of the brokerage agreement and the licensee’s duties in the brokerage agreement;

6.Not disclose, except to the licensee’s broker, confidential information relating to a client for one year after the revocation or termination of the brokerage agreement, unless licensee is required to do so by court order or the client gives written permission;

7.Seek a sale, purchase, option, rental or lease of real property at the price and terms stated in the brokerage agreement or at a price acceptable to the client;

8.Present all offers made to, or by the client as soon as practicable, unless the client chooses to waive the duty of the licensee to present all offers and signs a waiver of the duty on a form prescribed by the Nevada Real Estate Division;

9.Disclose to the client material facts of which the licensee has knowledge concerning the real estate transaction;

10.Advise the client to obtain advice from an expert relating to matters which are beyond the expertise of the licensee; and

11.Account to the client for all money and property the licensee receives in which the client may have an interest.

Property Management

NRS 645 also mandates that a property management agreement must include:

1.The term of the agreement and, if the agreement is subject to renewal, provisions clearly setting forth the circumstances under which the agreement may be renewed and the term of each such renewal;

2.A provision for the retention and disposition of deposits of the tenants of the property during the term of the agreement and, if the agreement is subject to renewal, during the term of each such renewal;

3.The fee or compensation to be paid to the broker;

4.The extent to which the broker may act as the agent of the client;

5.If the agreement is subject to cancellation, provisions clearly setting forth the circumstances under which the agreement may be cancelled. The agreement may authorize the broker or the client, or both, to cancel the agreement with cause or without cause, or both, under the circumstances set forth in the agreement; and

6.If the broker intends to provide asset management services for the client, a provision indicating the extent to which the broker will provide those services.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

Governmental and Industry Regulations

We will be subject to federal and state laws and regulations that relate directly or indirectly to our operations including federal securities laws. We will also be subject to common business and tax rules and regulations pertaining to the operation of our business.

Research and Development Activities and Costs

We have not spent any funds on research and development activities to date.

Compliance with Environmental Laws

Our current operations are not subject to any environmental laws.

Facilities

We do not own or rent facilities of any kind. We plan to conduct our operations from the office of our president until we are in a position to commence and expand operations.

Employees

We have commenced only limited operations, and therefore currently have no employees other than our sole officer and director.

Reports to Stockholders

We are not currently a reporting company, but upon effectiveness of the registration statement, of which this prospectus forms a part, we will be required to file reports with the SEC pursuant to the Securities Exchange Act of 1934, as amended. These reports include annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. You may obtain copies of these reports from the SEC’s Public Reference Room at 100 F Street, NE., Washington, DC 20549, on official business days during the hours of 10 a.m. to 3 p.m. or on the SEC’s website, at www.sec.gov. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

Description Of Property

We do not own any real property interest. Our offices are located at 1701 Charles Iam Court, Las Vegas, Nevada 89117.

Legal Proceedings

We are not currently a party to any legal proceedings. Our address for service of process in Nevada is 1701 Charles Iam Court, Las Vegas, Nevada 89117.

Market For Common Equity And Related Stockholder Matters

No Public Market for Common Stock

Our shares of common stock are quoted for trading on the OTC Markets’ Pink Limited Market under the symbol “GLEI”. However, no trades of our common stock have occurred through the facilities of the OTC Markets’ Pink Limited Market. There is currently no active and liquid trading market for our common stock and we can provide no assurance that a market will develop.

Stockholders of Our Common Shares

As of the date of this registration statement, we have 37 registered shareholders.

Rule 144 Shares

Our shares of common stock are not currently available for resale to the public in accordance with the volume and trading limitations of Rule 144 of the Act because we are a shell company. Our shareholders cannot rely on Rule 144 for the resale of our common stock until the following have occurred:

1.we have ceased to be a shell company;

2.we are subject to the reporting requirements of the Exchange Act, which we are;

3.we have filed all Exchange Act reports required for the past 12 months, which we have; and

4.a minimum of one year has elapsed since we filed current Form 10 information on Form 8-K changing our status from a shell company to a non-shell company.

When Rule 144 is available, our affiliate stockholder shall be entitled to sell within any three-month period a number of shares that does not exceed 1% of the number of shares of the company’s common stock then outstanding which, in our case, will equal 41,700, shares as of the date of this prospectus based on our current issued and outstanding share capital of 4,170,000 shares of common stock.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. Wyoming corporate laws, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.we would not be able to pay our debts as they become due in the usual course of business; or

2.our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

Financial Statements

Index to Financial Statements:

1.Reports of Independent Registered Public Accounting Firm;

2.Audited financial statements for the fiscal years ended July 31, 2025, 2024, and 2023, including:

a)Balance Sheets;

b)Statements of Comprehensive Loss;

c)Statements of Cash Flows;

d)Statements of Stockholders’ Equity (Deficit); and

e)Notes to Financial Statements.

Audited financial statements for the fiscal year ended July 31, 2025

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of

GALAXY ENTERPRISES INC.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Galaxy Enterprises Inc (the ‘Company’) as of July 31, 2025, and the related statements of comprehensive loss, changes in stockholders’ deficit and cash flows for the year ended July 31, 2025, and the related notes (collectively referred to as the “financial statements”).

In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of July 31, 2025, and the results of its operations and its cash flows for the year ended July 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2, the Company suffered an accumulated deficit of $116,661 and net loss of $9,748. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with regards to these matters are also described in Note 2 to the financial statements. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or are required to be communicated to the audit committee and that (1) relate to accounts or disclosure that are material to the financial statement and (2) involved especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

/s/ Lateef Awojobi

LAO Professionals

PCAOB#: 7057

Lagos, Nigeria

We have served as the Company’s auditor since 2024.

September 19, 2025

GALAXY ENTERPRISES INC.

BALANCE SHEET

(Audited)

	July 31, 2025	July 31, 2024
	$	$
ASSETS
Current assets:
Cash	185	638
Prepayment & deposits	15,000	15,000
Total current assets:	15,185	15,638

Total Assets:	15,185	15,638

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Accounts payable and accrued liabilities	48,447	39,152
Total current liabilities:	48,447	39,152

Total Liabilities:	48,447	39,152

Stockholder’s Equity
Common stock: $0.0001 par value, 100,000,000 authorized, 4,170,000 issued and outstanding as of July 31, 2025 and July 31, 2024, respectively.	417	417
Additional paid in capital	82,983	82,983
Accumulated deficit	(116,662)	(106,914)
Total Stockholder’s Equity:	(33,262)	(23,514)

Total Liabilities and Stockholder’s Equity:	15,185	15,638

(The accompanying notes are an integral part of these audited financial statements)

GALAXY ENTERPRISES INC.

STATEMENT OF COMPREHENSIVE LOSS

(Audited)

	For the year ended July 31,
	2025	2024
	$	$
Expenses:
General and administrative	9,748	20,135
Net Loss:	(9,748)	(20,135)

Net loss per share - basic and diluted	0.00	0.00

Weighted average shares outstanding - basic and diluted	4,170,000	4,170,000

(The accompanying notes are an integral part of these audited financial statements)

GALAXY ENTERPRISES INC.

AUDITED STATEMENT OF STOCKHOLDER’S EQUITY

For the year ended July 31, 2025 and 2024

	Common Stock
	Number	Par Value	Paid in Capital	Accumulated Deficit	Total
		$	$	$	$
Opening Balance, July 31, 2023	4,170,000	417	82,983	(86,778)	(3,378)
Issuance of common stock	-	-	-	-	-
Net Loss	-	-	-	(20,135)	(20,135)
Closing Balance, July 31, 2024	4,170,000	417	82,983	(106,914)	(23,514)

Opening Balance, July 31, 2024	4,170,000	417	82,983	(106,914)	(23,514)
Issuance of common stock	-	-	-	-	-
Net Loss	-	-	-	(9,748)	(9,748)
Closing Balance, July 31, 2025	4,170,000	417	82,983	(116,662)	(33,262)

(The accompanying notes are an integral part of these audited financial statements)

GALAXY ENTERPRISES INC.

STATEMENT OF CASH FLOWS

(Audited)

	For the year ended
	July 31,
	2025	2024
	$	$
Cash flows from operating activities:
Net loss for the period	(9,748)	(20,135)
Change in operating assets and liabilities:
Accounts payable and accrued liabilities	9,295	20,015
Net cash used in operating activities:	(453)	(120)

Cash flows from financing activities:
Proceeds from issuance of common stock	-	-
Additional paid in capital	-	-
Net cash used in financing activities:	-	-

Change in cash	(453)	(120)

Cash - beginning of period	638	758

Cash - end of period	185	638

Supplemental cash flow disclosures

Cash paid For:
Interest	-	-
Income tax	-	-

(The accompanying notes are an integral part of these audited financial statements)

GALAXY ENTERPRISES INC.

NOTES TO AUDITED FINANCIAL STATEMENTS

July 31, 2025

1. NATURE AND CONTINUANCE OF OPERATIONS

Galaxy Enterprises Inc (the “Company”) was incorporated in the state of Wyoming on March 24, 2021. The Company is a development stage company that intends to commence business operations by offering real estate management services for clients that focus on cost-efficient operations and tenant retention on a range of properties including Class A, B, and C office space, as well as industrial, manufacturing, retail, and warehousing facilities. The Company’s fiscal year-end is July 31.

2. GOING CONCERN

These financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. For the year-ended July 31, 2025, the Company incurred a net loss of $9,748 and operating cash outflows of $453 as of July 31, 2024. Further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern for a period no less than 12 months from the date of this report. In order to remain in business, the Company will need to raise capital in the next twelve months. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they become due. Management intends to finance operating costs over the next twelve months with existing cash on hand and proceeds from its public offering. The Company has no written or verbal commitments from shareholders, director or officer to provide the Company with any form of cash advances, loans or other sources of liquidity to meet its working capital needs. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the possible inability of the Company to continue as a going concern.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. The Company has selected July 31 as its year-end. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of its financial position and the results of operations for the period presented have been reflected herein.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. The Company maintains cash and cash equivalent balances at one financial institution that is insured by the FDIC. As of July 31, 2025, the Company had $185 in cash.

Fair Value of Financial Instruments

The Company follows FASB ASC 820, Fair Value Measurements and Disclosures, for all financial instruments and non-financial instruments accounted for at fair value on a recurring basis. This accounting standard establishes a single definition of fair value and a framework for measuring fair value, sets out a fair value hierarchy to be used to classify the source of information used in fair value measurement and expands disclosures about fair value measurements required under other accounting pronouncements. It does not change existing guidance as to whether or not an instrument is carried at fair value. The Company defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

ASC topic 820 “Fair Value Measurements and Disclosures” establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

Level 1:Defined as observable inputs such as quoted prices in active markets;

Level 2:Defined as inputs other than quoted prices in active markets that are either directly or indirectly observable;

Level 3:Defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The Company has adopted FASB ASC 825, Financial Instruments, which allows companies to choose to measure eligible financial instruments and certain other items at fair value that are not required to be measured at fair value. The Company has not elected the fair value option for any eligible financial instruments.

Comprehensive Loss

The Company adopted FASB ASC 220, “Reporting Comprehensive Income”, which establishes standards for the reporting and display of comprehensive income and its components in the financial statements. Comprehensive income consists of net income and other gains and losses affecting stockholders’ equity that are excluded from net income, such as unrealized gains and losses on investments available for sale, foreign currency translation gains and losses and minimum pension liability. Since inception, the Company’s other comprehensive income represents foreign currency translation adjustments.

Because the Company assumes that the reported amounts of assets and liabilities will be recovered and settled, respectively, a difference between the tax basis of an asset or a liability and its reported amount in the balance sheet will result in a taxable or a deductible amount in some future years when the related liabilities are settled or the reported amounts of the assets are recovered, which gives rise to a deferred tax asset. The Company must then assess the likelihood that the deferred tax assets will be recovered from future taxable income and to the extent the Company believes that recovery is not likely, the Company must establish a valuation allowance.

The Company has adopted FASB guidance on accounting for uncertainty in income taxes which provides a financial statement recognition threshold and measurement attribute for a tax position taken or expected to be taken in a tax return. Under this guidance, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. The guidance also extends to de-recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, and income tax disclosures.

Basic and Diluted Loss per Share

The Company computes income (loss) per share in accordance with FASB ASC 260 “Earnings per Share”. Basic loss per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. From August 1, 2021, through July 31, 2025 there were no potentially dilutive debt or equity instruments issued or outstanding.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Due to the limited level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern.

Recently Adopted and Recently Enacted Accounting Pronouncements

The Company adopts new pronouncements relating to accounting principles generally accepted in the United States of America applicable to the Company as they are issued, which may be in advance of their effective date.

Management does not believe that any recently issued, but not yet effective accounting standards, if currently adopted, would have a material effect on the accompanying financial statements.

In March 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-09, Compensation – Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. This guidance changes how companies account for certain aspects of share-based payments to employees. Among other things, under the new guidance, companies will no longer record excess tax benefits and certain tax deficiencies in additional paid-in-capital (“APIC”) but will instead record such items as income tax expense or benefit in the income statement, and APIC pools will be eliminated. Companies will apply this guidance prospectively. Another component of the new guidance allows companies to make an accounting policy election for the impact of forfeitures on the recognition of expense for share-based payment awards, whereby forfeitures can be estimated, as required today, or recognized when they occur. If elected, the change to recognize forfeitures when they occur needs to be adopted using a modified retrospective approach. The amendment is effective for public entities for fiscal years beginning after December 15, 2016. Early adoption is permitted. The Company is currently evaluating the impact of this guidance, if any, on its financial statements and related disclosures.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which issued new guidance related to leases that outlines a comprehensive lease accounting model and supersedes the current lease guidance. The new-guidance requires lessees to recognize lease liabilities and corresponding right-of-use assets for all leases with lease terms of greater than 12 months. It also changes the definition of a lease and expands the disclosure requirements of lease arrangements. The new guidance must be adopted using the modified retrospective approach and will be effective for the public entities for fiscal years beginning after December 15, 2018. Early adoption is permitted. The Company is currently evaluating the impact of this guidance, if any, on its financial statements and related disclosures.

In July 2015, the FASB issued ASU No. 2015-11, Inventory (Topic 330): Simplifying the Measurement of Inventory. The guidance requires an entity to measure inventory at the lower of cost or net realizable value, which is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation, rather than the lower of cost or market in the previous guidance. This amendment applies to inventory that is measured using first-in, first-out (FIFO). This amendment is effective for public entities for fiscal years beginning after December 15, 2016, including interim periods within those years. A reporting entity should apply the amendments prospectively with earlier application permitted as of the beginning of an interim or annual reporting period. The Company is currently evaluating the impact of this guidance, if any, on its financial statements and related disclosures.

4. CAPITAL STOCK

The total number of common shares authorized that may be issued by the Company is 100,000,000 shares with a par value of $0.0001 per share.

As of July 31, 2025, there were no issued and outstanding stock options or warrants.

5. RELATED PARTY TRANSACTIONS

None.

6. INCOME TAXES

The Company adopted the provisions of uncertain tax positions as addressed in ASC 740-10-65-1. As a result of the implementation of ASC 740-10-65-1, the Company recognized no increase in the liability for unrecognized tax benefits. As of July 31, 2025, the Company had net operating loss carry forwards of approximately $116,661 that may be available to reduce future years’ taxable income in varying amounts through 2040. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based on consideration of these items, management has determined that enough uncertainty exists relative to the realization of the deferred income tax asset balances to warrant the application of a full valuation allowance as of July 31, 2025. All tax years since inception remains open for examination by taxing authorities.

7. SUBSEQUENT EVENTS

None.

Audited financial statements for the fiscal year ended July 31, 2024 and 2023

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of

GALAXY ENTERPRISES INC.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Galaxy Enterprises Inc (the ‘Company’) as of July 31, 2024, and the related statements of comprehensive loss, changes in stockholders’ deficit and cash flows for the year ended July 31, 2024, and the related notes (collectively referred to as the “financial statements”).

In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of July 31, 2024, and the results of its operations and its cash flows for the year ended July 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2, the Company suffered an accumulated deficit of $106,914 and net loss of $20,135. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with regards to these matters are also described in Note 2 to the financial statements. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or are required to be communicated to the audit committee and that (1) relate to accounts or disclosure that are material to the financial statement and (2) involved especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

/s/ Lateef Awojobi

LAO Professionals

PCAOB#: 7057

Lagos, Nigeria

We have served as the Company’s auditor since 2024.

November 27, 2024

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of

GALAXY ENTERPRISES, INC.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Galaxy Enterprises, Inc (the ‘Company’) as of July 31, 2023, and the related statements of comprehensive loss, changes in stockholders’ deficit and cash flows for the year ended July 31, 2023, and the related notes (collectively referred to as the “financial statements”).

In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of July 31, 2023, and the results of its operations and its cash flows for the year ended July 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3, the Company suffered an accumulated deficit of $86,779 and net loss of $7,651. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with regards to these matters are also described in Note 3 to the financial statements. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or are required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statement and (2) involved especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

/s/ OLAYINKA OYEBOLA & CO.

OLAYINKA OYEBOLA & CO.

(Chartered Accountants)

Lagos, Nigeria

We have served as the Company’s auditor since 2023.

March 12, 2024

GALAXY ENTERPRISES INC.

BALANCE SHEET

(Audited)

	July 31, 2024	July 31, 2023
	$	$
ASSETS
Current assets:
Cash	638	758
Prepayment & deposits	15,000	15,000
Total current assets:	15,638	15,758

Total Assets:	15,638	15,758

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Accounts payable and accrued liabilities	39,152	19,137
Total current liabilities:	39,152	19,137

Total Liabilities:	39,152	19,137

Stockholder’s Equity
Common stock: $0.0001 par value, 100,000,000 authorized, 4,170,000 issued and outstanding as of July 31, 2024 and July 31, 2023, respectively.	417	417
Additional paid in capital	82,983	82,983
Accumulated deficit	(106,914)	(86,779)
Total Stockholder’s Equity:	(23,514)	(3,379)

Total Liabilities and Stockholder’s Equity:	15,638	15,758

(The accompanying notes are an integral part of these audited financial statements)

GALAXY ENTERPRISES INC.

STATEMENT OF COMPREHENSIVE LOSS

(Audited)

	For the year ended July 31,
	2024	2023
	$	$
Expenses:
General and administrative	20,135	7,651
Net Loss:	(20,135)	(7,651)

Net loss per share - basic and diluted	0.00	0.00

Weighted average shares outstanding - basic and diluted	4,170,000	4,170,000

(The accompanying notes are an integral part of these audited financial statements)

GALAXY ENTERPRISES INC.

AUDITED STATEMENT OF STOCKHOLDER’S EQUITY

For the year ended July 31, 2024 and 2023

	Common Stock
	Number	Par Value	Paid in Capital	Accumulated Deficit	Total
		$	$	$	$
Opening Balance, July 31, 2022	4,170,000	417	82,983	(79,128)	4,272
Issuance of common stock	-	-	-	-	-
Net Loss	-	-	7,651	(7,651)	(15,302)
Closing Balance, July 31, 2023	4,170,000	417	75,332	(86,779)	(11,030)

Opening Balance, July 31, 2023	4,170,000	417	75,332	(86,779)	(11,030)
Issuance of common stock	-	-	-	-	-
Net Loss	-	-	-	(20,135)	(20,135)
Closing Balance, July 31, 2024	4,170,000	417	75,332	(106,914)	(31,165)

(The accompanying notes are an integral part of these audited financial statements)

GALAXY ENTERPRISES INC.

STATEMENT OF CASH FLOWS

(Audited)

	For the year ended
	July 31,
	2024	2023
	$	$
Cash flows from operating activities:
Net loss for the period	(20,135)	(7,651)
Change in operating assets and liabilities:
Accounts payable and accrued liabilities	20,015	(6,386)
Net cash used in operating activities:	(120)	(14,037)

Cash flows from financing activities:
Proceeds from issuance of common stock	-	-
Additional paid in capital	-	-
Net cash used in financing activities:	-	-

Change in cash	(120)	(14,037)

Cash - beginning of period	758	14,795

Cash - end of period	638	758

Supplemental cash flow disclosures

Cash paid For:
Interest	-	-
Income tax	-	-

(The accompanying notes are an integral part of these audited financial statements)

GALAXY ENTERPRISES INC.

NOTES TO AUDITED FINANCIAL STATEMENTS

July 31, 2024

1. NATURE AND CONTINUANCE OF OPERATIONS

Galaxy Enterprises Inc (the “Company”) was incorporated in the state of Wyoming on March 24, 2021. The Company is a development stage company that intends to commence business operations by offering real estate management services for clients that focus on cost-efficient operations and tenant retention on a range of properties including Class A, B, and C office space, as well as industrial, manufacturing, retail, and warehousing facilities. The Company’s fiscal year-end is July 31.

2. GOING CONCERN

These financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. For the year-ended July 31, 2024, the Company incurred a net loss of $20,135 and operating cash outflows of $120 as of July 31, 2024. Further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern for a period no less than 12 months from the date of this report. In order to remain in business, the Company will need to raise capital in the next twelve months. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they become due. Management intends to finance operating costs over the next twelve months with existing cash on hand and proceeds from its public offering. The Company has no written or verbal commitments from shareholders, director or officer to provide the Company with any form of cash advances, loans or other sources of liquidity to meet its working capital needs. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the possible inability of the Company to continue as a going concern.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. The Company has selected July 31 as its year-end. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of its financial position and the results of operations for the period presented have been reflected herein.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. The Company maintains cash and cash equivalent balances at one financial institution that is insured by the FDIC. As of July 31, 2024, the Company had $638 in cash.

Fair Value of Financial Instruments

The Company follows FASB ASC 820, Fair Value Measurements and Disclosures, for all financial instruments and non-financial instruments accounted for at fair value on a recurring basis. This accounting standard establishes a single definition of fair value and a framework for measuring fair value, sets out a fair value hierarchy to be used to classify the source of information used in fair value measurement and expands disclosures about fair value measurements required under other accounting pronouncements. It does not change existing guidance as to whether or not an instrument is carried at fair value. The Company defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

ASC topic 820 “Fair Value Measurements and Disclosures” establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

Level 1:Defined as observable inputs such as quoted prices in active markets;

Level 2:Defined as inputs other than quoted prices in active markets that are either directly or indirectly observable;

Level 3:Defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The Company has adopted FASB ASC 825, Financial Instruments, which allows companies to choose to measure eligible financial instruments and certain other items at fair value that are not required to be measured at fair value. The Company has not elected the fair value option for any eligible financial instruments.

Comprehensive Loss

The Company adopted FASB ASC 220, “Reporting Comprehensive Income”, which establishes standards for the reporting and display of comprehensive income and its components in the financial statements. Comprehensive income consists of net income and other gains and losses affecting stockholders’ equity that are excluded from net income, such as unrealized gains and losses on investments available for sale, foreign currency translation gains and losses and minimum pension liability. Since inception, the Company’s other comprehensive income represents foreign currency translation adjustments.

Because the Company assumes that the reported amounts of assets and liabilities will be recovered and settled, respectively, a difference between the tax basis of an asset or a liability and its reported amount in the balance sheet will result in a taxable or a deductible amount in some future years when the related liabilities are settled or the reported amounts of the assets are recovered, which gives rise to a deferred tax asset. The Company must then assess the likelihood that the deferred tax assets will be recovered from future taxable income and to the extent the Company believes that recovery is not likely, the Company must establish a valuation allowance.

The Company has adopted FASB guidance on accounting for uncertainty in income taxes which provides a financial statement recognition threshold and measurement attribute for a tax position taken or expected to be taken in a tax return. Under this guidance, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. The guidance also extends to de-recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, and income tax disclosures.

Basic and Diluted Loss per Share

The Company computes income (loss) per share in accordance with FASB ASC 260 “Earnings per Share”. Basic loss per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. From August 1, 2023, through July 31, 2024 there were no potentially dilutive debt or equity instruments issued or outstanding.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Due to the limited level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern.

Recently Adopted and Recently Enacted Accounting Pronouncements

The Company adopts new pronouncements relating to accounting principles generally accepted in the United States of America applicable to the Company as they are issued, which may be in advance of their effective date.

Management does not believe that any recently issued, but not yet effective accounting standards, if currently adopted, would have a material effect on the accompanying financial statements.

In March 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-09, Compensation – Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. This guidance changes how companies account for certain aspects of share-based payments to employees. Among other things, under the new guidance, companies will no longer record excess tax benefits and certain tax deficiencies in additional paid-in-capital (“APIC”) but will instead record such items as income tax expense or benefit in the income statement, and APIC pools will be eliminated. Companies will apply this guidance prospectively. Another component of the new guidance allows companies to make an accounting policy election for the impact of forfeitures on the recognition of expense for share-based payment awards, whereby forfeitures can be estimated, as required today, or recognized when they occur. If elected, the change to recognize forfeitures when they occur needs to be adopted using a modified retrospective approach. The amendment is effective for public entities for fiscal years beginning after December 15, 2016. Early adoption is permitted. The Company is currently evaluating the impact of this guidance, if any, on its financial statements and related disclosures.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which issued new guidance related to leases that outlines a comprehensive lease accounting model and supersedes the current lease guidance. The new-guidance requires lessees to recognize lease liabilities and corresponding right-of-use assets for all leases with lease terms of greater than 12 months. It also changes the definition of a lease and expands the disclosure requirements of lease arrangements. The new guidance must be adopted using the modified retrospective approach and will be effective for the public entities for fiscal years beginning after December 15, 2018. Early adoption is permitted. The Company is currently evaluating the impact of this guidance, if any, on its financial statements and related disclosures.

In July 2015, the FASB issued ASU No. 2015-11, Inventory (Topic 330): Simplifying the Measurement of Inventory. The guidance requires an entity to measure inventory at the lower of cost or net realizable value, which is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation, rather than the lower of cost or market in the previous guidance. This amendment applies to inventory that is measured using first-in, first-out (FIFO). This amendment is effective for public entities for fiscal years beginning after December 15, 2016, including interim periods within those years. A reporting entity should apply the amendments prospectively with earlier application permitted as of the beginning of an interim or annual reporting period. The Company is currently evaluating the impact of this guidance, if any, on its financial statements and related disclosures.

4. CAPITAL STOCK

The total number of common shares authorized that may be issued by the Company is 100,000,000 shares with a par value of $0.0001 per share.

As of July 31, 2024, there were no issued and outstanding stock options or warrants.

5. RELATED PARTY TRANSACTIONS

None.

6. INCOME TAXES

The Company adopted the provisions of uncertain tax positions as addressed in ASC 740-10-65-1. As a result of the implementation of ASC 740-10-65-1, the Company recognized no increase in the liability for unrecognized tax benefits. As of July 31, 2024, the Company had net operating loss carry forwards of approximately $106,914 that may be available to reduce future years’ taxable income in varying amounts through 2040. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based on consideration of these items, management has determined that enough uncertainty exists relative to the realization of the deferred income tax asset balances to warrant the application of a full valuation allowance as of July 31, 2024. All tax years since inception remains open for examination by taxing authorities.

7. SUBSEQUENT EVENTS

None.

Plan Of Operation

Our plan of operations over the 12-month period is to establish and develop our business through the following steps:

1.We intend to commence operations in January 2026 by offering our property management and consulting services and developing our business brand. This will include marketing our services to existing contacts and referrals, establishing a corporate website and printed marketing materials including business cards and brochures. We estimate that the cost of these steps will be approximately $5,000 and that it will take us approximately two to three months to accomplish these tasks. Our president, Gregory Navone will be responsible for completing these objectives except that we will retain a web designer for the purpose of developing our corporate website that will describe the services that we offer, outline our experience in the sector and in the Las Vegas market, and provide potential clients with the ability to contact us to request services or ask questions about the services that we offer;

2.Once our website is operational, our directors will undertake the design and implementation of social media accounts on websites such as Facebook, Google Plus, and Twitter. We anticipate that this process will take approximately one to two weeks and will have negligible cost to us;

3.We will also market our services through our president’s attendance at any appropriate industry trade shows or real estate development forums. The costs that we will incur at trade shows and forums will depend on whether we are simply attendees at the shows or whether we rent space to market our services. We anticipate attending such shows periodically and spending about $10,000 in the next 12 months to do so;

4.Once our website and social media presences are operational, our directors will retain a web designer, or another consultant, to design an electronic brochure that will incorporate artwork and a logo and will include our mission statement, details of our services and experience, and contact information. As we develop a client list, we will distribute this electronic brochure via email to potential clients in accordance with applicable laws governing online solicitation. This may include the purchase of third party client lists that contain the names of people that may be interested in the services that we provide. We anticipate that the design of the electronic brochure and related marketing efforts will cost approximately $10,000, which costs are included in our marketing and electronic promotion budget;

We expect that during the next 12 months, we will operate our business with each of our directors utilizing home offices in order to minimize costs. As our business expands, we intend to lease office space and hire office staff to deal with customers and potential renters and lessees. As our business develops, we may also expand our operations to other cities in Nevada and to other states. The most likely candidates for other operating locations in Nevada are Reno and Lake Tahoe due to their size and the demand for residential, commercial, and industrial real estate there. Any expansion to other states would likely focus first on the neighboring jurisdictions of California and Arizona. At least one of our directors would have to obtain a real estate brokers license in each of those states. Our president, Gregory Navone, previously held a real estate license in California, but no director has had a real estate license in Arizona.

Results of Operations for Fiscal Years Ended July 31, 2024, 2023, and 2022

We have not generated any revenue during the period from our inception on March 24, 2021 to July 31, 2024, the date of our most recently completed fiscal year. We do not expect to earn any revenues until we begin providing property management and consulting services to clients.

During the fiscal year ended July 31, 2025, we incurred a net loss of $9,748 consisting entirely of general and administrative expenses.

During the fiscal year ended July 31, 2024, we incurred a net loss of $20,135 consisting entirely of general and administrative expenses.

During the fiscal year ended July 31, 2023, we incurred a net loss of $7,651 consisting entirely of general and administrative expenses.

The decrease in our net loss from $20,135 to $9,748 from fiscal 2024 to fiscal 2025 was primarily due to an decrease in accounting expenses and consulting fees related to bookkeeping and filing preparation.

The increase in our net loss from $7,651 to $20,135 from fiscal 2023 to fiscal 2024 was primarily due to an increase in accounting expenses ($8,000 in fiscal 2024 compared to $3,850 in fiscal 2023) and consulting fees related to bookkeeping and filing preparation ($8,150 in fiscal 2024 compared to NIL in fiscal 2023).

Changes In And Disagreements With Accountants

Dismissal of Olayinka Oyebola & Co.

On October 24, 2024, our Board of Directors approved the engagement of LAO Professional Services as our independent registered public accounting firm, and concurrently dismissed Olayinka Oyebola & Co (OOC) as the Company’s independent registered public accounting firm. Until LAO Professional Services was engaged on October 28, 2024, OOC was our auditor and had audited our financial statements for the fiscal year ended July 31, 2023

The reason for the dismissal of OOC and the engagement of LAO Professional Services was due to the charges brought by the SEC against OOC for allegedly aiding and abetting securities fraud. OOC’s report on the financial statements of the Company for the year ended July 2023 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, other than an explanatory paragraph regarding our ability to continue as a going concern.

During the course of OOC’s engagement there were no disagreements with OOC on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedures which, if not resolved to the satisfaction of OOC, would have caused OOC to make reference to the matter in its audit opinion. There were no reportable events (as that term is described in Item 304(a)(1)(v) of Regulation S-K) during the period OOC was engaged as our auditor.

Dismissal of Ahmed & Associates, CPA P.C.

On December 11, 2023, we dismissed Ahmed & Associates CPA P.C. as our principal independent accountant. On December 20, 2023, we engaged Olayinka Oyebola & Co., Chartered Accountants, as our principal independent accountant. Our board of directors approved the change of principal independent accountants.

The principal independent accountant’s report issued by Ahmed & Associates CPA P.C. for the fiscal year ended July 31, 2023 did not contain any adverse opinion or disclaimer of opinion and it was not modified as to uncertainty, audit scope, or accounting principles, except that such report on our financial statements contained an explanatory paragraph in respect to the substantial doubt about our ability to continue as a going concern..

There were no disagreements with Ahmed & Associates CPA P.C., our former principal independent accountant, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Ahmed & Associates CPA P.C.’s satisfaction, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its reports on our consolidated financial statements for such periods.

We did not consult with Olayinka Oyebola & Co., Chartered Accountants, prior to the date of engagement regarding the application of accounting principles, the type of audit opinion that might be rendered by him, or any other similar matters. In addition, during such periods, we have not consulted with Olayinka Oyebola & Co., Chartered Accountants, regarding any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Available Information

We have filed a registration statement on form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission’s principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.

The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

Directors, Executive Officers, Promoters And Control Persons

Our executive officer and director and his age as of the date of this prospectus is as follows:

Directors:

Name of Director	Age
Gregory Navone	79

Executive Officers:

Name of Officer	Age	Office
Gregory Navone	79	President and Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer

Biographical Information

Set forth below is a brief description of the background and business experience of our sole executive officer and director for the past five years.

Gregory Navone

Mr. Navone has been a self-employed licensed real estate broker and developer since 1980. His work has included investing and developing residential and commercial real estate including several shopping malls in Las Vegas from 1995 to 2000; rezoning and developing a 650-unit apartment building at Flamingo Road and Decatur Boulevard in Las Vegas, which was completed in November 1998; owning and managing hotels in Las Vegas from August 2000 to June 2006; and inspecting and evaluating land parcels including preparing financial projections and estimated yield since 1980. Mr. Navone earned a Bachelor of Arts degree from St. Mary’s College of California located in Moraga, California in 1968. He intends to devote approximately 50% of his business time to our company.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the six-month period ended January 31, 2025, as well as the fiscal years ended July 31, 2024, 2023, and 2022 and subsequent thereto to the date of this prospectus.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compens- ation ($)	Total ($)
Gregory Navone President,CEO, CFO, Secretary, and Treasurer	2025 2024 2023	None None None	None None None	None None None	None None None	None None None	None None None	None None None	None None None

James C. Shaw Former CFO, Secretary, and Treasurer	2025 2024 2023	None None None	None None None	None None None	None None None	None None None	None None None	None None None	None None None

Stock Option Grants

We have not granted any stock options to the executive officers since our inception.

Consulting Agreements

We do not have any employment or consulting agreement with any of our directors or officers. We do not pay them any amount for acting as a director.

Security Ownership Of Certain Beneficial Owners And Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group as at October 27, 2025. Except as otherwise indicated, all shares are owned directly.

Title of Class	Name and address of beneficial owner	Amount of beneficial ownership	Percent of class
Common Stock	Gregory Navone President, Chief Executive Officer, and Director 1701 Charles Iam Court Las Vegas, Nevada 89117	250,000	6.00%

Common Stock	All Officers and Directors as a group that consists of one person	250,000 shares	6.00%

The percent of class is based on 4,170,000 shares of common stock issued and outstanding as of the date of this prospectus.

Certain Relationships And Related Transactions

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

*Any of our directors or officers;

*Any person proposed as a nominee for election as a director;

*Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;

*Our sole promoter, Gregory Navone;

*Any relative or spouse of any of the foregoing persons who has the same house as such person;

*Immediate family members of directors, director nominees, executive officers and owners of 5% or more of our common stock.

Disclosure Of Commission Position Of Indemnification For Securities Act Liabilities

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court’s decision.

Until 90 days from the date of this prospectus, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II

Information Not Required In The Prospectus

Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$11.39
Transfer Agent Fees	$1,000.00
Accounting fees and expenses	$2,500.00
Legal fees and expenses	$5,000.00
Edgar filing fees	$1,000.00

Total	$9,511.39

All amounts are estimates other than the Commission’s registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Indemnification Of Directors And Officers

Our director and officer is indemnified as provided by the 2024 Wyoming Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court’s decision.

Recent Sales Of Unregistered Securities

We completed an offering of 4,170,000 shares of our common stock at a price of $0.02 per share to the following 37 purchasers on June 7, 2021:

Name of Subscriber	Number of Shares
Kurt Strakaluse	100,000
James C. Shaw	100,000
Gregory Navone	250,000
Arleen Gibson	100,000
Anthony Gibson	100,000
Lisa Tavra	150,000
Dalven Robinson	150,000
Edward Locke	150,000
Myhajanique Allridge	125,000
Jim Roberts	150,000
Mardelia Virissmo	150,000
John Robinson	125,000
Ruth Page	100,000
Manuel Camacho	50,000
Brent Sims	80,000
Joel Silva	100,000
Jonathan West	150,000
Salim Rana	250,000

- table continued

Name of Subscriber	Number of Shares
Jolly Sayaphone	50,000
Addune Sayaphone	50,000
Tim Klinger	50,000
Jesus Corchado	50,000
Jose Valenzuela	50,000
Christian Martinez	50,000
Lorene Sines	125,000
James Cena	150,000
Janet Cena	150,000
Shawn Lafayette	50,000
Stephen M. Stone	90,000
Linda Blake	150,000
Brett Wolcott	50,000
Annalee Silva	50,000
Freddie Broadus	75,000
Shawn Clem	150,000
Stephen Kopolow	150,000
Arturo Pradera	150,000
Joseph Capelli	150,000

The total amount received from this offering was $83,400. We completed this offering pursuant to Regulation D of the Securities Act.

Regulation D and Rule 504 Compliance

All sales of securities pursuant to Regulation D were part of the same offering. No sales of securities were made more than six months before the start of the Regulation D offering or made more than six months after completion of the Regulation D offering.

We did not, nor did any person acting on our behalf, offer or sell the securities by any form of general solicitation or general advertising.

Pursuant to the limitations on resale contained in Regulation D, we exercised reasonable care to assure that purchasers were not underwriters within the meaning of section 2(11) of the Act by inquiring of each and every purchaser the following: (1) that each purchaser was purchasing the securities for the purchaser’s own account for investment purposes and not with a view towards distribution, and (2) that each purchaser had no arrangement or intention to sell the securities. Further, written disclosure was provided to each purchaser prior to the sale that the securities have not been registered under the Act and, therefore, cannot be resold unless the securities are registered under the Act or unless an exemption from registration is available.

Exhibits

Exhibit
Number	Description
3.1	Articles of Incorporation
3.2	Bylaws
5.1	Legal opinion of Fuller Law Practice
23.1	Consent of LAO Professionals, Chartered Accountants
107	Filing Fee Table

The undersigned registrant hereby undertakes:

1.To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; Notwithstanding the forgoing, any increase or decrease in Volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b)if, in the aggregate, the changes in the volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(c)To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2.That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4.Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers, directors, and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted our director, officer, or other controlling person in connection with the securities registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the final adjudication of such issue.

5.Each prospectus filed pursuant to Rule 424(b) as part of a Registration statement relating to an offering, other than registration statements relying on Rule 430(B) or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided; however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by referenced into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, Nevada on October 28, 2025.

Galaxy Enterprises Inc.

By: /s/ Gregory Navone

Gregory Navone

President, Chief Executive Officer,

and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE	CAPACITY IN WHICH SIGNED	DATE

/s/ Gregory Navone Gregory Navone	President, Chief Executive Officer, Chief Financial Officer, principal accounting officer, secretary, treasurer, and director	October 27, 2025